  Exhibit 99.1

1 (800) 973-3984
info@cbdMD.com

cbdMD Signs Comprehensive Partnership Agreement with Life Time
Summary: Building upon its leadership position in the CBD category, cbdMD becomes Exclusive CBD Partner of Life Time and will advertise its products at Life Time athletic resorts and premier athletic events.

CHARLOTTE, NC (September 25, 2019) - cbdMD, Inc., a nationally recognized consumer cannabidiol (CBD) brand (NYSE American: YCBD), has signed a comprehensive, multi-year Partnership agreement with Life Time to bring CBD awareness and education to millions of Americans coast-to-coast. Founded in 1992, Life Time develops and operates comprehensive, resort-like health and wellness destinations that have changed the way consumers live, work and play. With more than 140 destinations across North America, Life Time has encompassed healthy living, healthy work, healthy entertainment and healthy aging by providing its members with an unmatched health and wellness experience, and unparalleled, personalized programs, services and amenities that meet the needs and interests of the entire family.

Commencing in 2019, the integrated agreement names cbdMD as the Exclusive CBD Partner of Life Time and the brand will have presence at Life Time athletic clubs, including Life Time Vision units, digital signage, atrium signage, banner units, and poster units, as well as within its Experience Life magazine print and digital media, and at Life Time’s athletic events. cbdMD also will become the annual sponsor of 27 Life Time events beginning in 2020, launching on February 9 as the Presenting Sponsor of The Miami Marathon and Half Marathon. Additionally, cbdMD will be the title sponsor of several Life Time Triathlon Series events, including Life Time Tri South Beach, Life Time Tri CapTex, Life Time Tri Chicago, Life Time Tri Tempe, and Life Time Tri Escape to Miami.

Overall, the agreement will provide a platform to engage Life Time’s ecosystem of healthy lifestyle enthusiasts. cbdMD Chief Marketing Officer, Ken Cohn, commented: “Life Time and cbdMD are dedicated to providing products, programs and services that enrich people’s lives through wellness. Through this partnership, we’ll continue advancing the conversation about CBD and its many applications in people’s lives. Our Team cbdMD athletes already speak volumes on how cbdMD products support their goals, and we’re now pleased to extend this to Life Time members and beyond.”

“As we help our members achieve their healthy way of life objectives via our clubs, programs and services, many seek information regarding additional products that may complement their goals,” said Kimo Seymour, senior vice president of Life Time Events and Media. “With this in mind, we’re pleased to add cbdMD to our range of marketing partners and, through our clubs, magazine and athletic event channels, to share their nationally-recognized and well-regarded products with a large and active, health conscious audience.”

To learn more about cbdMD and their comprehensive line of premium, THC-free CBD oil products, please visit www.cbdmd.com or follow cbdMD on Instagram and Facebook.

About cbdMD
cbdMD is a nationally recognized consumer cannabidiol (CBD) brand whose current products include CBD tinctures, CBD gummies, CBD topicals, CBD bath bombs, and CBD pet products.

Forward-Looking Statements
This press release contains certain forward-looking statements that are based upon current expectations and involve certain risks and uncertainties within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Such forward-looking statements can be identified by the use of words such as ''should,'' ''may,'' ''intends,'' ''anticipates,'' ''believes,'' ''estimates,'' ''projects,'' ''forecasts,'' ''expects,'' ''plans,'' and ''proposes.'' These forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties, and other factors, some of which are beyond our control and difficult to predict and could cause actual results to differ materially from those expressed or forecasted in the forward-looking statements. You are urged to carefully review and consider any cautionary statements and other disclosures, including the statements made under the heading "Risk Factors" in cbdMD, Inc.'s Annual Report on Form 10-K for the fiscal year ended September 30, 2018, as filed with the Securities and Exchange Commission (the "SEC") on December 12, 2018, our Quarterly Report on Form 10-Q/A for the period ended December 31, 2018, as filed with the SEC on April 26, 2019, our Quarterly Report on Form 10-Q for the period ended March 31, 2019, as filed with the SEC on May 15, 2019, and our other filings with the SEC. All forward-looking statements involve significant risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements, many of which are generally outside the control of cbdMD, Inc. and are difficult to predict. cbdMD, Inc. does not undertake any duty to update any forward-looking statements except as may be required by law.

PR:
PR@cbdMD.com

Investors:
cbdMD
John Weston, 704-249-9515
john.weston@cbdmd.com